EXHIBIT 99.1

First Mid Bancshares, Inc. Announces First Quarter 2024 Results

MATTOON, Ill., April 24, 2024 (GLOBE NEWSWIRE) -- First Mid Bancshares, Inc. (NASDAQ: FMBH) (the “Company”) today announced its financial results for the quarter ended March 31, 2024.

Highlights

  Net income of $20.5 million, or $0.86 diluted EPS
  Adjusted net income (non-GAAP) of $22.3 million, or $0.93 diluted EPS
  Strong asset quality performance with minimal net charge offs and lower classifieds
  Insurance revenues drive record high quarter of noninterest income
  Named Top Workplace by USA Today
  Board of Directors declares regular quarterly dividend of $0.23 per share

“Coming off an eventful year for our industry, I am pleased with the way we started 2024,” said Joe Dively, Chairman and Chief Executive Officer. “The benefits of adding Blackhawk are shining through with a stable core margin, significant liquidity, and continued asset quality strength. Our revenue diversification continues to be a differentiator for us as we achieved a new record high in noninterest income on the growth and seasonality in insurance revenues.   Finally, I am extremely proud of the national recognition to be named a top workplace by USA Today. We understand and foster an environment where we prioritize a culture of engagement where our employees feel valued, empowered, and connected to a broader mission of serving our customers and communities.”

Net Interest Income
Net interest income for the first quarter of 2024 decreased by $2.0 million, or 3.5% compared to the fourth quarter of 2023. The decline was primarily the result of lower loan balances and less accretion income. Interest income declined by $2.3 million in the quarter, which included a decline of $0.9 million in accretion income. Accretion income in the period totaled $3.6 million. Interest expense declined $0.3 million in the quarter primarily driven by less FHLB borrowings outstanding on an increase in overall liquidity position.

In comparison to the first quarter of 2023, net interest income increased $12.3 million, or 28.4%.   The increase was primarily driven by the addition of Blackhawk. For the same period, interest income increased by $24.0 million, while interest expense increased $11.7 million.

Net Interest Margin
Net interest margin, on a tax equivalent basis (non-GAAP), was 3.25% for the first quarter of 2024. While this was an 8 basis point decline compared to the prior quarter, the margin only declined by 2 basis points when the decline of $0.9 million in accretion income is considered.   Earning asset yields declined by 2 basis points and the average cost of funds increased 6 basis points.

In comparison to the first quarter of last year, the net interest margin increased 31 basis points, with an average earning asset increase of 84 basis points versus the average cost of funds increase of 53 basis points.

Loan Portfolio
Total loans ended the quarter at $5.50 billion, representing a decrease of $81.3 million from the prior quarter. The declines were spread across all categories, except for Ag operating loans which increased $16.9 million.   The portfolio experienced larger than normal paydowns of lines in the C&I sector during the quarter. The loan portfolio continues to be well diversified both geographically and by industry.   Non-medical office exposure is approximately 3.7% of the portfolio with minimal exposure to urban markets.

Asset Quality
The first quarter was another strong period with respect to the Company’s asset quality metrics. The allowance for credit losses (“ACL”) ended the period at $67.9 million and the ACL to total loans ratio increased to 1.24%. In addition to the ACL, an unearned discount of $46.3 million remains at quarter end. Provision expense was recorded as a credit in the amount of $0.4 million with net charge offs of $0.4 million in the quarter. Also, at the end of the first quarter, the ratio of non-performing loans to total loans was 0.36%, and the ACL to non-performing loans was 338.6%.   The ratio of nonperforming assets to total assets was 0.28% and nonperforming loans were $20.1 million at quarter end. Special mention loans declined $8.4 million in the quarter to $65.6 million and substandard loans increased $0.4 million to $29.3 million.

Deposits
Total deposits ended the quarter at $6.24 billion, which represented an increase of $119.3 million from the prior quarter. Noninterest bearing deposits increased by $50.0 million and interest-bearing demand deposits increased by $137.6 million in the period. Approximately $50.0 million of the total increase was short-term normal cash flow needs of certain customers that came in late in the quarter and was disbursed early in the second quarter.   With the Company’s strong liquidity position, it has been able to manage the pressure on the funding costs with a focus on relationship pricing and allowing other funding, such as brokered CDs, to roll off.

Noninterest Income
Noninterest income for the first quarter of 2024 was a record high of $24.5 million compared to $21.8 million in the fourth quarter of 2023.   The increase was primarily driven by a new high in insurance revenues, which are also seasonally highest in the first quarter, with an increase of $3.8 million. Wealth management revenues increased $0.3 million and assets under management increased to $6.2 billion. Mortgage banking and all other banking fees declined in the quarter.

In comparison to the first quarter of 2023, noninterest income increased $2.0 million, or 8.9%, due to a combination of organic growth and the addition of Blackhawk.   Insurance revenues increased by $0.7 million, or 8.7% compared to the first quarter of 2024.

Noninterest Expenses
Noninterest expense for the first quarter of 2024 totaled $53.4 million compared to $57.0 million in the prior quarter. The current quarter included $2.3 million of nonrecurring integration related costs, which was a decrease of $3.3 million from the prior quarter. In addition, the Company recorded a credit for $0.9 million in debit card fees for a negotiated agreement with its primary provider.

In comparison to the first quarter of 2023, noninterest expenses increased $11.8 million. The increase was primarily driven by the addition of Blackhawk. Nonrecurring costs were $2.3 million in the current quarter and $0.2 million in the same quarter last year.

The Company’s efficiency ratio, as adjusted in the non-GAAP reconciliation table herein, for the first quarter 2024 was 59.1% compared to 58.9% in the prior quarter and 59.0% for the same period last year.

Capital Levels and Dividend
The Company’s capital levels remained strong and above the “well capitalized” levels. Capital levels ended the period as follows:

Total capital to risk-weighted assets	15.35%
Tier 1 capital to risk-weighted assets	12.46%
Common equity tier 1 capital to risk-weighted assets	12.06%
Leverage ratio	9.71%

Tangible book value per common share increased in the period to $22.49 with earnings growth more than offsetting a negative $11.2 million impact to accumulated other comprehensive income (“AOCI”) from an increase in the unrealized loss position in the bond portfolio.

The Company’s Board of Directors approved a regular quarterly dividend of $0.23 payable on May 31, 2024, for shareholders of record on May 15, 2024.

About First Mid: First Mid Bancshares, Inc. (“First Mid”) is the parent company of First Mid Bank & Trust, N.A., First Mid Insurance Group, Inc., and First Mid Wealth Management Co. First Mid is a $7.7 billion community-focused organization that provides a full-suite of financial services including banking, wealth management, brokerage, Ag services, and insurance through a sizeable network of locations throughout Illinois, Missouri, Texas, and Wisconsin and a loan production office in the greater Indianapolis area. Together, our First Mid team takes great pride in providing solutions and services to the customers and communities and has done so over the last 159 years. More information about the Company is available on our website at www.firstmid.com.

Non-GAAP Measures: In addition to reports presented in accordance with generally accepted accounting principles (“GAAP”), this release contains certain non-GAAP financial measures. The Company believes that such non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance. Readers of this release, however, are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported. These non-GAAP financial measures are detailed as supplemental tables and include “Adjusted Net Income,” “Adjusted Diluted EPS,” “Efficiency Ratio,” “Net Interest Margin, tax equivalent,” and “Tangible Book Value per Common Share”. While the Company believes these non-GAAP financial measures provide investors with a broader understanding of the capital adequacy, funding profile and financial trends of the Company, this information should be considered as supplemental in nature and not as a substitute to the related financial information prepared in accordance with GAAP. These non-GAAP financial measures may also differ from the similar measures presented by other companies.

Forward Looking Statements
This document may contain certain forward-looking statements about First Mid, such as discussions of First Mid’s pricing and fee trends, credit quality and outlook, liquidity, new business results, expansion plans, anticipated expenses and planned schedules. First Mid intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies and expectations of First Mid are identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” or similar expressions. Actual results could differ materially from the results indicated by these statements because the realization of those results is subject to many risks and uncertainties, including, among other things, changes in interest rates; general economic conditions and those in the market areas of First Mid; legislative and/or regulatory changes; monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; the quality or composition of First Mid’s loan or investment portfolios and the valuation of those investment portfolios; demand for loan products; deposit flows; competition, demand for financial services in the market areas of First Mid; accounting principles, policies and guidelines; and the impact of the global COVID-19 pandemic on First Mid’s businesses. Additional information concerning First Mid, including additional factors and risks that could materially affect First Mid’s financial results, are included in First Mid’s filings with the SEC, including its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q. Forward-looking statements speak only as of the date they are made. Except as required under the federal securities laws or the rules and regulations of the SEC, we do not undertake any obligation to update or review any forward-looking information, whether as a result of new information, future events or otherwise.

Investor Contact:
Austin Frank
SVP, Shareholder Relations
217-258-5522
afrank@firstmid.com

Matt Smith
Chief Financial Officer
217-258-1528
msmith@firstmid.com

– Tables Follow –

	FIRST MID BANCSHARES, INC.
	Condensed Consolidated Balance Sheets
	(In thousands, unaudited)
	As of

	March 31,	December 31,	March 31,
	2024	2023	2023

Assets
Cash and cash equivalents	$355,701	$143,064	$169,134
Investment securities	1,149,752	1,179,402	1,217,754
Loans (including loans held for sale)	5,499,295	5,580,565	4,760,631
Less allowance for credit losses	(67,936)	(68,675)	(58,223)
Net loans	5,431,359	5,511,890	4,702,408
Premises and equipment, net	101,666	101,396	90,178
Goodwill and intangibles, net	260,699	264,231	168,373
Bank Owned Life Insurance	167,247	166,125	151,366
Other assets	211,822	220,686	183,637
Total assets	$7,678,246	$7,586,794	$6,682,850

Liabilities and Stockholders' Equity
Deposits:
Non-interest bearing	$1,448,299	$1,398,234	$1,262,181
Interest bearing	4,794,637	4,725,425	3,768,597
Total deposits	6,242,936	6,123,659	5,030,778
Repurchase agreements with customers	210,719	213,721	228,664
Other borrowings	238,761	263,787	595,021
Junior subordinated debentures	24,113	24,058	19,406
Subordinated debt	106,862	106,755	94,593
Other liabilities	56,903	61,610	52,523
Total liabilities	6,880,294	6,793,590	6,020,985

Total stockholders' equity	797,952	793,204	661,865
Total liabilities and stockholders' equity	$7,678,246	$7,586,794	$6,682,850

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2024	2023
Interest income:
Interest and fees on loans	$77,823	$56,236
Interest on investment securities	7,405	7,127
Interest on federal funds sold & other deposits	2,444	308
Total interest income	87,672	63,671
Interest expense:
Interest on deposits	26,096	12,767
Interest on securities sold under agreements to repurchase	2,056	1,463
Interest on other borrowings	2,314	4,883
Interest on jr. subordinated debentures	542	379
Interest on subordinated debt	1,194	988
Total interest expense	32,202	20,480
Net interest income	55,470	43,191
Provision for credit losses	(357)	(817)
Net interest income after provision for loan	55,827	44,008
Non-interest income:
Wealth management revenues	5,322	5,514
Insurance commissions	9,213	8,480
Service charges	2,956	2,203
Net securities gains/(losses)	0	(46)
Mortgage banking revenues	706	150
ATM/debit card revenue	4,055	3,083
Other	2,226	3,095
Total non-interest income	24,478	22,479
Non-interest expense:
Salaries and employee benefits	30,448	26,071
Net occupancy and equipment expense	7,560	6,005
Net other real estate owned (income) expense	(21)	133
FDIC insurance	869	463
Amortization of intangible assets	3,497	1,522
Stationary and supplies	391	292
Legal and professional expense	2,449	1,690
ATM/debit card expense	1,191	1,223
Marketing and donations	862	654
Other	6,116	3,524
Total non-interest expense	53,362	41,577
Income before income taxes	26,943	24,910
Income taxes	6,440	5,730
Net income	$20,503	$19,180

Per Share Information
Basic earnings per common share	$0.86	$0.94
Diluted earnings per common share	0.86	0.93

Weighted average shares outstanding	23,872,731	20,492,254
Diluted weighted average shares outstanding	23,960,335	20,563,972

FIRST MID BANCSHARES, INC.
Condensed Consolidated Statements of Income
(In thousands, except per share data, unaudited)

	For the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Interest income:
Interest and fees on loans	$77,823	$78,676	$69,143	$58,368	$56,236
Interest on investment securities	7,405	8,515	9,284	7,193	7,127
Interest on federal funds sold & other deposits	2,444	2,736	2,011	569	308
Total interest income	87,672	89,927	80,438	66,130	63,671
Interest expense:
Interest on deposits	26,096	25,900	22,047	16,580	12,767
Interest on securities sold under agreements to repurchase	2,056	1,754	1,625	1,723	1,463
Interest on other borrowings	2,314	3,073	4,749	4,084	4,883
Interest on jr. subordinated debentures	542	545	545	390	379
Interest on subordinated debt	1,194	1,193	1,029	986	988
Total interest expense	32,202	32,465	29,995	23,763	20,480
Net interest income	55,470	57,462	50,443	42,367	43,191
Provision for credit losses	(357)	552	5,911	458	(817)
Net interest income after provision for loan	55,827	56,910	44,532	41,909	44,008
Non-interest income:
Wealth management revenues	5,322	4,998	4,940	5,341	5,514
Insurance commissions	9,213	5,398	5,199	5,737	8,480
Service charges	2,956	3,298	2,994	2,386	2,203
Securities gains, net	0	46	3,389	(6)	(46)
Mortgage banking revenues	706	954	846	332	150
ATM/debit card revenue	4,055	4,233	3,766	3,265	3,083
Other	2,226	2,841	1,919	2,431	3,095
Total non-interest income	24,478	21,768	23,053	19,486	22,479
Non-interest expense:
Salaries and employee benefits	30,448	29,925	25,422	23,544	26,071
Net occupancy and equipment expense	7,560	7,977	6,929	6,035	6,005
Net other real estate owned (income) expense	(21)	800	902	27	133
FDIC insurance	869	1,015	785	1,076	463
Amortization of intangible assets	3,497	3,560	2,568	1,477	1,522
Stationary and supplies	391	404	335	315	292
Legal and professional expense	2,449	2,065	1,844	1,780	1,690
ATM/debit card expense	1,191	1,332	1,751	1,016	1,223
Marketing and donations	862	679	764	908	654
Other	6,116	9,268	5,796	3,864	3,524
Total non-interest expense	53,362	57,025	47,096	40,042	41,577
Income before income taxes	26,943	21,653	20,489	21,353	24,910
Income taxes	6,440	3,582	5,372	4,786	5,730
Net income	$20,503	$18,071	$15,117	$16,567	$19,180

Per Share Information
Basic earnings per common share	$0.86	$0.76	$0.68	$0.81	$0.94
Diluted earnings per common share	0.86	0.76	0.68	0.80	0.93

Weighted average shares outstanding	23,872,731	23,837,853	22,220,438	20,528,717	20,492,254
Diluted weighted average shares outstanding	23,960,335	23,921,758	22,319,334	20,628,239	20,563,972

	FIRST MID BANCSHARES, INC.
	Consolidated Financial Highlights and Ratios
	(Dollars in thousands, except per share data)
	(Unaudited)
	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023

Loan Portfolio
Construction and land development	$186,851	$205,077	$189,206	$151,574	$159,157
Farm real estate loans	388,941	391,132	399,834	392,220	401,957
1-4 Family residential properties	518,641	542,469	531,699	418,932	424,545
Multifamily residential properties	312,758	319,129	327,067	303,482	301,808
Commercial real estate	2,396,092	2,384,704	2,392,834	2,056,529	2,003,647
Loans secured by real estate	3,803,283	3,842,511	3,840,640	3,322,737	3,291,114
Agricultural operating loans	213,217	196,272	179,447	148,318	146,847
Commercial and industrial loans	1,227,906	1,266,159	1,242,653	1,094,522	1,078,021
Consumer loans	79,569	91,014	99,542	80,241	88,430
All other loans	175,320	184,609	177,783	167,598	156,219
Total loans	5,499,295	5,580,565	5,540,065	4,813,416	4,760,631

Deposit Portfolio
Non-interest bearing demand deposits	$1,448,299	$1,398,234	$1,389,022	$1,171,047	$1,262,181
Interest bearing demand deposits	1,974,857	1,837,296	1,940,162	1,477,765	1,419,791
Savings deposits	704,777	710,586	734,377	602,523	639,691
Money Market	1,107,177	1,129,950	1,161,957	923,259	878,452
Time deposits	1,007,826	1,047,593	1,120,806	1,044,991	830,663
Total deposits	6,242,936	6,123,659	6,346,324	5,219,585	5,030,778

Asset Quality
Non-performing loans	$20,064	$20,128	$21,269	$18,637	$15,163
Non-performing assets	21,471	21,292	23,565	22,615	19,225
Net charge-offs (recoveries)	381	118	181	(38)	53
Allowance for credit losses to non-performing loans	338.60%	341.19%	320.85%	315.07%	383.98%
Allowance for credit losses to total loans outstanding	1.24%	1.23%	1.23%	1.22%	1.22%
Nonperforming loans to total loans	0.36%	0.36%	0.38%	0.39%	0.32%
Nonperforming assets to total assets	0.28%	0.28%	0.30%	0.34%	0.29%
Special Mention loans	65,693	74,050	73,732	40,687	47,022
Substandard and Doubtful loans	29,296	28,945	30,575	28,255	29,931

Common Share Data
Common shares outstanding	23,888,929	23,827,137	23,830,038	20,528,192	20,519,717
Book value per common share	$33.40	$33.29	$30.97	$32.18	$32.26
Tangible book value per common share (1)	22.49	22.20	19.73	23.48	24.05
Tangible book value per common share excluding other comprehensive income at period end (1)	28.67	27.93	27.24	30.87	30.77
Market price of stock	32.68	34.66	26.56	24.14	27.22

Key Performance Ratios and Metrics
End of period earning assets	$6,923,742	$6,780,160	$7,007,282	$6,023,553	$5,995,674
Average earning assets	6,884,855	6,948,309	6,593,781	6,049,626	6,052,264
Average rate on average earning assets (tax equivalent)	5.16%	5.18%	4.89%	4.43%	4.32%
Average rate on cost of funds	1.91%	1.85%	1.83%	1.59%	1.38%
Net interest margin (tax equivalent) (1)	3.25%	3.33%	3.06%	2.84%	2.94%
Return on average assets	1.07%	0.93%	0.90%	0.99%	1.15%
Adjusted return on average assets (1)	1.17%	1.16%	0.94%	1.03%	1.18%
Return on average common equity	10.37%	9.76%	8.70%	10.07%	12.11%
Adjusted return on average common equity (1)	11.28%	12.11%	9.82%	10.42%	11.92%
Efficiency ratio (tax equivalent) (1)	59.09%	58.91%	58.60%	60.37%	59.01%
Full-time equivalent employees	1,188	1,187	1,224	995	988

[1] Non-GAAP financial measure. Refer to reconciliation to the comparable GAAP measure.

FIRST MID BANCSHARES, INC.
Net Interest Margin
(In thousands, unaudited)
	For the Quarter Ended March 31, 2024
	QTD Average		Average
	Balance	Interest	Rate
INTEREST EARNING ASSETS
Interest bearing deposits	$173,365	$2,407	5.58%
Federal funds sold	1,094	17	6.25%
Certificates of deposits investments	1,545	20	5.21%
Investment Securities:
Taxable (total less municipals)	904,451	5,470	2.42%
Tax-exempt (Municipals)	280,215	2,450	3.50%
Loans (net of unearned income)	5,524,185	77,924	5.67%

Total interest earning assets	6,884,855	88,288	5.16%

NONEARNING ASSETS
Cash and due from banks	102,922
Premises and equipment	101,530
Other nonearning assets	624,205
Allowance for loan losses	(69,059)

Total assets	$7,644,453

INTEREST BEARING LIABILITIES
Demand deposits	$3,036,837	$16,612	2.20%
Savings deposits	707,849	178	0.10%
Time deposits	1,028,045	9,306	3.64%
Total interest bearing deposits	4,772,731	26,096	2.20%
Repurchase agreements	264,587	2,056	3.13%
FHLB advances	258,554	2,314	3.60%
Federal funds purchased	-	-	0.00%
Subordinated debt	106,791	1,194	4.50%
Jr. subordinated debentures	24,084	542	9.05%
Other debt	-	-	0.00%
Total borrowings	654,016	6,106	3.75%
Total interest bearing liabilities	5,426,747	32,202	2.39%

NONINTEREST BEARING LIABILITIES
Demand deposits	1,367,798	Average cost of funds	1.91%
Other liabilities	59,056
Stockholders' equity	790,852

Total liabilities & stockholders' equity	$7,644,453

Net Interest Earnings / Spread		$56,086	2.77%

Impact of Non-Interest Bearing Funds			0.48%

Tax effected yield on interest earning assets			3.25%

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023

Net interest income as reported	$55,470	$57,462	$50,443	$42,367	$43,191
Net interest income, (tax equivalent)	56,086	58,255	51,212	43,109	43,947
Average earning assets	6,884,855	6,948,309	6,593,781	6,049,626	6,052,264
Net interest margin (tax equivalent)	3.25%	3.33%	3.06%	2.84%	2.94%

Common stockholder's equity	$797,952	$793,204	$737,948	$660,687	$661,865
Goodwill and intangibles, net	260,699	264,231	267,793	178,615	168,373
Common shares outstanding	23,889	23,827	23,830	20,528	20,520
Tangible Book Value per common share	$22.49	$22.20	$19.73	$23.48	$24.05
Accumulated other comprehensive loss (AOCI)	(147,667)	(136,427)	(178,903)	(151,566)	(137,901)
Adjusted tangible book value per common share	$28.67	$27.93	$27.24	$30.87	$30.77

FIRST MID BANCSHARES, INC.
Reconciliation of Non-GAAP Financial Measures
(In thousands, except per share data, unaudited)

	As of and for the Quarter Ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2024	2023	2023	2023	2023
Adjusted earnings Reconciliation
Net Income - GAAP	$20,503	$18,071	$15,117	$16,567	$19,180
Adjustments (post-tax): (1)
Acquisition ACL on non-PCD assets in provision expense	-	-	2,985	-	-
Nonrecurring severance expense	-	-	-	-	416
Net (gain)/loss on securities sales	-	(36)	(2,677)	-	-
Integration and acquisition expenses	1,804	4,385	1,653	589	135
Total non-recurring adjustments (non-GAAP)	$1,804	$4,348	$1,962	$589	$551

Adjusted earnings - non-GAAP	$22,307	$22,419	$17,079	$17,156	$19,731
Adjusted diluted earnings per share (non-GAAP)	$0.93	$0.94	$0.77	$0.83	$0.96
Adjusted return on average assets - non-GAAP	1.17%	1.16%	0.94%	1.03%	1.18%
Adjusted return on average common equity - non-GAAP	11.28%	12.11%	9.82%	10.42%	11.92%

Efficiency Ratio Reconciliation
Noninterest expense - GAAP	$53,362	$57,025	$47,096	$40,042	$41,577
Other real estate owned property income (expense)	21	(800)	(902)	(27)	(133)
Amortization of intangibles	(3,497)	(3,560)	(2,568)	(1,477)	(1,522)
Nonrecurring severance expense	-	-	-	-	(527)
Integration and acquisition expenses	(2,283)	(5,550)	(2,093)	(745)	(171)
Adjusted noninterest expense (non-GAAP)	$47,603	$47,115	$41,533	$37,793	$39,224

Net interest income -GAAP	$55,470	$57,462	$50,443	$42,367	$43,192
Effect of tax-exempt income (1)	616	793	769	742	755
Adjusted net interest income (non-GAAP)	$56,086	$58,255	$51,212	$43,109	$43,947

Noninterest income - GAAP	$24,478	$21,768	$23,053	$19,486	$22,479
Net (gain)/loss on securities sales	0	(46)	(3,389)	6	46
Adjusted noninterest income (non-GAAP)	$24,478	$21,722	$19,664	$19,492	$22,525

Adjusted total revenue (non-GAAP)	$80,564	$79,977	$70,876	$62,601	$66,472

Efficiency ratio (non-GAAP)	59.09%	58.91%	58.60%	60.37%	59.01%

(1) Nonrecurring items (post-tax) and tax-exempt income are calculated using an estimated effective tax rate of 21%.